AppFolio, Inc. Announces First Quarter 2026 Financial Results
Strong Revenue Growth and Margin Expansion Underscore an Impressive Start to 2026

SANTA BARBARA, Calif., April 23, 2026 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a technology leader powering the future of the real estate industry, today announced its financial results for the first quarter ended March 31, 2026.

"We are proud of our start to 2026 - our strategy is translating into strong financial outcomes and our momentum continues," said Shane Trigg, President and CEO. "We are putting AI to work across every dimension of our business, accelerating performance for our customers while driving greater efficiency across our own operations. Our ability to expand both customer value and financial performance continues to grow."

Financial Highlights for First Quarter of 2026
•Revenue grew 20% year-over-year to $262 million.
•Total units under management grew 8% year-over-year to 9.5 million.
•GAAP operating income grew 50% to $51 million, or 19.4% of revenue, compared to $34 million, or 15.5% of revenue in Q1 2025.
•Non-GAAP operating income grew 35% to $72 million, or 27.3% of revenue, compared to $53 million, or 24.3% of revenue in Q1 2025.
•Net cash provided by operating activities was $34 million, or 13.1% of revenue, compared to $38 million, or 17.7% of revenue in Q1 2025.
•Repurchased 703 thousand shares of the Company's Class A common stock for $125 million.

Financial Outlook
Based on information available as of April 23, 2026, AppFolio's outlook for fiscal year 2026 follows:
•Full year revenue range is increasing to $1.110 - $1.125 billion.
•Full year non-GAAP operating margin range as a percentage of revenue is increasing to 26.0% - 28.0%.
•Diluted weighted average shares outstanding are now expected to be approximately 36 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, April 23, 2026, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the Company’s first quarter financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/hja3su4g. To access the call by phone, please go to the following link: https://register-conf.media-server.com/register/BI3901a9bd63cb48c1a2cf4d7d4e1b8821, and you will be provided with dial-in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio
AppFolio is a technology leader powering the future of the real estate industry. Our innovative platform and trusted partnership enable our customers to connect communities, increase operational efficiency, and grow their business. For more information about AppFolio, visit ir.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of current and historical non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables entitled “Statement Regarding the Use of Non-GAAP Financial Measures.”

AppFolio is unable, at this time, to provide GAAP equivalent guidance measures on a forward-looking basis for non-GAAP operating margin because certain items that impact this measure are uncertain, out of our control, or cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “future’” “predicts, “projects,” “target,” “seeks,” “contemplates,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2026 financial outlook, anticipated future expenses and investments, the Company's business opportunities, the impact of the Company's strategic actions and initiatives, the potential benefits and effect of AI and its impact on the Company’s plans, objectives, expectations and capabilities.

Forward-looking statements represent AppFolio's current beliefs and expectations based on information currently available and speak only as of the date the statement is made. Forward-looking statements are subject to numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements include those risks, uncertainties and other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 5, 2026, as such risk factors may be updated from time to time in our subsequent filings with the SEC, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$147,412	$106,967
Investment securities—current	4,241	144,256
Accounts receivable, net	43,966	36,873
Prepaid expenses and other current assets	59,323	65,218
Total current assets	254,942	353,314
Property and equipment, net	22,449	23,228
Operating lease right-of-use assets	15,364	15,924
Capitalized software development costs, net	11,416	11,324
Goodwill	96,410	96,410
Intangible assets, net	36,269	38,826
Deferred income taxes	50,795	58,823
Long-term investments	77,668	77,033
Other long-term assets	15,247	14,085
Total assets	$580,560	$688,967
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$3,740	$4,123
Accrued employee expenses	25,163	59,774
Accrued expenses	21,436	20,829
Other current liabilities	22,018	22,121
Total current liabilities	72,357	106,847
Operating lease liabilities	31,981	33,287
Other liabilities	5,994	6,254
Total liabilities	110,332	146,388
Stockholders’ equity	470,228	542,579
Total liabilities and stockholders’ equity	$580,560	$688,967

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue(1)	$262,214	$217,702
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	94,975	79,498
Sales and marketing(2)	37,501	31,057
Research and product development(2)	49,629	43,758
General and administrative(2)	24,341	23,351
Depreciation and amortization	5,020	6,255
Total costs and operating expenses	211,466	183,919
Income from operations	50,748	33,783
Other income, net	569	56
Interest income, net	1,784	2,953
Income before provision for income taxes	53,101	36,792
Provision for income taxes	10,677	5,409
Net income	$42,424	$31,383
Net income per common share:
Basic	$1.19	$0.86
Diluted	$1.18	$0.86
Weighted average common shares outstanding
Basic	35,699	36,302
Diluted	35,812	36,648
(1) The following table presents our revenue categories:

	Three Months Ended March 31,
	2026	2025
Subscription Services	$58,222	$49,513
Value Added Services	201,363	164,706
Other	2,629	3,483
Total revenue	$262,214	$217,702

(2) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2026	2025
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$1,088	$1,287
Sales and marketing	3,340	2,848
Research and product development	7,882	6,931
General and administrative	5,679	5,305
Total stock-based compensation expense	$17,989	$16,371

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended March 31,
	2026	2025
Cash from operating activities
Net income	$42,424	$31,383
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,020	6,255
Amortization of operating lease right-of-use assets	560	501
Amortization of costs capitalized to obtain revenue contracts, net	3,168	2,720
Deferred income taxes	8,028	(5,541)
Stock-based compensation, including as amortized	17,989	16,371
Other	(523)	(917)
Changes in operating assets and liabilities:
Accounts receivable	(7,443)	(3,116)
Prepaid expenses and other assets	(8,206)	(5,460)
Accounts payable	(382)	2,546
Operating lease liabilities	(1,180)	(1,051)
Accrued expenses and other liabilities	(25,157)	(5,226)
Net cash provided by operating activities	34,298	38,465
Cash from investing activities
Purchases of available-for-sale investments	(42,663)	(62,302)
Proceeds from sales of available-for-sale investments	140,154	102,718
Proceeds from maturities of available-for-sale investments	42,360	42,150
Purchases of property and equipment	(231)	(230)
Capitalization of software development costs	(1,304)	(636)
Cash paid in business acquisition, net of cash acquired	—	(906)
Net cash (used in) provided by investing activities	138,316	80,794
Cash from financing activities
Proceeds from stock option exercises and the issuance of common stock under the Employee Stock Purchase Plan	998	11
Tax withholding for net share settlement	(8,157)	(9,078)
Purchase of common stock	(125,010)	(95,763)
Net cash used in financing activities	(132,169)	(104,830)
Net increase in cash, cash equivalents and restricted cash	40,445	14,429
Cash, cash equivalents and restricted cash
Beginning of period	107,217	42,754
End of period	$147,662	$57,183

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$94,975	$79,498
Stock-based compensation expense	(1,088)	(1,287)
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$93,887	$78,211
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	36%	37%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	36%	36%

GAAP sales and marketing	$37,501	$31,057
Stock-based compensation expense	(3,340)	(2,848)
Non-GAAP sales and marketing	$34,161	$28,209
GAAP sales and marketing as a percentage of revenue	14%	14%
Non-GAAP sales and marketing as a percentage of revenue	13%	13%

GAAP research and product development	$49,629	$43,758
Stock-based compensation expense	(7,882)	(6,931)
Non-GAAP research and product development	$41,747	$36,827
GAAP research and product development as a percentage of revenue	19%	20%
Non-GAAP research and product development as a percentage of revenue	16%	17%

GAAP general and administrative	$24,341	$23,351
Stock-based compensation expense	(5,679)	(5,305)
Non-GAAP general and administrative	$18,662	$18,046
GAAP general and administrative as a percentage of revenue	9%	11%
Non-GAAP general and administrative as a percentage of revenue	7%	8%

GAAP depreciation and amortization	$5,020	$6,255
Amortization of stock-based compensation capitalized in software development costs	(241)	(241)
Amortization of purchased intangibles	(2,558)	(2,558)
Non-GAAP depreciation and amortization	$2,221	$3,456
GAAP depreciation and amortization as a percentage of revenue	2%	3%
Non-GAAP depreciation and amortization as a percentage of revenue	1%	2%

	Three Months Ended March 31,
	2026	2025
Income from operations:
GAAP income from operations	$50,748	$33,783
Stock-based compensation expense	17,989	16,371
Amortization of stock-based compensation capitalized in software development costs	241	241
Amortization of purchased intangibles	2,558	2,558
Non-GAAP income from operations	$71,536	$52,953

Operating margin:
GAAP operating margin	19.4%	15.5%
Stock-based compensation expense as a percentage of revenue	6.8	7.5
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.1	0.1
Amortization of purchased intangibles as a percentage of revenue	1.0	1.2
Non-GAAP operating margin	27.3%	24.3%

Net income (loss):
GAAP net income	$42,424	$31,383
Stock-based compensation expense	17,989	16,371
Amortization of stock-based compensation capitalized in software development costs	241	241
Amortization of purchased intangibles	2,558	2,558
Income tax effect of adjustments	(5,579)	(6,343)
Non-GAAP net income	$57,633	$44,210

Net income per share, basic:
GAAP net income per share, basic	$1.19	$0.86
Non-GAAP adjustments to net income	0.42	0.36
Non-GAAP net income per share, basic	$1.61	$1.22

Net income per share, diluted:
GAAP net income per share, diluted	$1.18	$0.86
Non-GAAP adjustments to net income	0.43	0.35
Non-GAAP net income per share, diluted	$1.61	$1.21

Weighted-average shares used in GAAP and non-GAAP per share calculation
Basic	35,699	36,302
Diluted	35,812	36,648

Statement Regarding the Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP presentation of income from operations, costs and operating expenses, operating margin, net income, and net income per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, and the related income tax effect of these adjustments, as applicable and described below. Non-GAAP operating margin is calculated as non-GAAP operating income from operations as a percentage of revenue.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these non-GAAP financial measures also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 22% and 21% for 2026 and 2025, respectively, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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